URANIUM 308 CORP.
(formerly Montagu Resources Corp.)
2820 W. Charleston Blvd.
Las Vegas, NV 89102

Symbol: URCO - OTCBB

News Release

CANCELLATION OF SHARES BY TWO MAJOR STOCKHOLDERS

July 31, 2007

Las Vegas, Nevada - Uranium 308 Corp. (OTCBB: URCO) (the “Company”) (formerly Montagu Resources Corp.) announces that its two major stockholders, Mr. Dennis Tan and Mr. Ka Yu, who held in aggregate 187,500,000 post forward stock split shares of common stock, have voluntarily agreed to surrendered for cancellation a significant amount of shares of common stock in order to encourage equity investment into the Company. Mr. Dennis Tan has voluntarily agreed to surrender for cancellation 96,500,000 of the 112,500,000 post forward stock split shares registered in his name, resulting in 16,000,000 shares being registered to Mr. Tan. Mr. Ka Yu has voluntarily agreed to surrender for cancellation 70,000,000 of the 75,000,000 post forward stock split shares registered in his name, resulting in 5,000,000 shares being registered to Mr. Yu. The cancellation of these 166,500,000 shares took place on July 27, 2007, which has reduced the issued and outstanding shares from 225,412,500 to 58,912,500.

On behalf of the Board of Directors,

Uranium 308 Corp.

Dennis Tan
President and Director

For more information contact:
Investor Relations: 1-866-892-5232

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Uranium 308 Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Uranium 308 Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Uranium 308 Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.